As filed with the U.S. Securities and Exchange Commission on September 22, 2020
Registration No. 333-248798
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Sports Entertainment Acquisition Corp.
(Exact name of registrant as specified in its charter)
Delaware	6770	85-2324373
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Golden Bear Plaza 11760 US Highway 1, Suite W506
North Palm Beach, FL 33408
Telephone: (561) 402-0741
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Eric Grubman
Chief Financial Officer
Sports Entertainment Acquisition Corp.
Golden Bear Plaza 11760 US Highway 1, Suite W506
North Palm Beach, FL 33408
Telephone: (561) 402-0741
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Paul D. Tropp, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Telephone: (212) 596-9000	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: (212) 446-4800
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	40,250,000 Units	$10.00	$402,500,000	$52,245
Shares of Class A common stock included as part of the units(3)	40,250,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	20,125,000 Warrants	—	—	—(4)
Total			$402,500,000	$52,245(5)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 5,250,000 units, consisting of 5,250,000 shares of Class A common stock and 2,625,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Sports Entertainment Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-248798) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.
(a) The Exhibit Index is incorporated herein by reference.
Exhibit index
Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation
3.3	Bylaws
4.1	Specimen Unit Certificate*
4.2	Specimen Class A Common Stock Certificate*
4.3	Specimen Warrant Certificate (included in Exhibit 4.4)**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
5.1	Opinion of Ropes & Gray LLP**
10.1	Promissory Note, dated August 11, 2020 issued in favor of Sports Entertainment Acquisition Holdings LLC*
10.2	Form of Letter Agreement among the Registrant and the Registrant’s officers and directors and Sports Entertainment Acquisition Holdings LLC
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5	Securities Subscription Agreement, dated August 11, 2020, between the Registrant and Sports Entertainment Acquisition Holdings LLC*
10.6	Form of Warrant Purchase Agreement between the Registrant and Sports Entertainment Acquisition Holdings LLC
10.7	Form of Warrant Purchase Agreement between the Registrant and PJT Partners Holdings LP
10.8	Form of Indemnification Agreement
10.9	Form of Administrative Services Agreement, by and between the Registrant and Sports Entertainment Acquisition Holdings LLC*
23.1	Consent of WithumSmith+Brown, PC*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)**
24	Power of Attorney*
99.1	Consent of Natara Holloway, Director Nominee*
99.2	Consent of Timothy Goodell, Director Nominee*
*	Previously filed.
**	To be filed by amendment.

Signatures
Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 22, 2020.
SPORTS ENTERTAINMENT ACQUISITION CORP.

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*	Chief Executive Officer (Principal Executive Officer)	September 22, 2020
John Collins

/s/ Eric Grubman	Chairman of the Board and Chief Financial Officer (Principal Financial and Accounting Officer)	September 22, 2020
Eric Grubman
*By:	/s/ Eric Grubman	September 22, 2020
Eric Grubman Attorney-in-fact